Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACT: Ryan Noonan, 913-213-2183 rnoonan@amctheatres.com

AMC THEATRES BECOMES LARGEST MOVIE EXHIBITOR
IN EUROPE AND THE WORLD COMPLETING THE ACQUISITION OF
ODEON & UCI CINEMAS HOLDINGS LTD.

LEAWOOD, KANSAS (November 30, 2016) -- AMC Theatres (AMC Entertainment Holdings, Inc.) (NYSE: AMC) (“AMC”) announced today it has completed its acquisition of the largest theatre exhibitor in Europe, London-based ODEON & UCI Cinemas Holdings Ltd. (“ODEON”) from private equity firm Terra Firma in a transaction valued at approximately $1.2 billion.

With 244 theatres and 2,243 screens, ODEON is the #1 theatre operator in Europe. With 90 million tickets sold annually, it is also the #1 theatre operator in the UK & Ireland, Italy and Spain; the #2 theatre operator in Austria and Portugal; and the #4 theatre operator in Germany.

Combining both AMC and ODEON together, AMC now operates 636 theatres with 7,623 screens in eight countries making it the largest movie exhibition company in the world.

“Today, with the official closing of AMC Entertainment Holdings’ purchase of Odeon & UCI Cinemas Holdings Limited, AMC today becomes the largest theatre exhibitor in the world,” said Adam Aron, CEO and President, AMC. “We now have an international footprint, and will introduce throughout Europe our proven guest amenities like plush powered recliners, enhanced food and beverages and Dolby at AMC™ and IMAX at AMC™ premium experiences. We are excited about our prospects of transforming the experience in ODEON theatres for our new European guests, as they become part of our family of nearly 300 million movie goers across eight countries and two continents. Looking ahead, our goal is to not only be the largest theatre exhibitor in the world, but also the best.”

Aron added, “I would also like to take this opportunity to especially thank Guy Hands and his impressive colleagues at Terra Firma, one of Europe’s leading private equity firms and our counter-party in this transaction. It has been a privilege to work with them in transitioning ODEON into the world of AMC.”

With the change in ownership, AMC intends to change the organization’s name to ODEON Cinemas Group. There also will be a transition in leadership at ODEON Cinemas Group:

•                  Paul Donovan who has served as CEO since February 2014 is departing.

•                  Mark Way, who has served as Chief Financial Officer since September 2014, is the new President, AMC Europe and Managing Director of ODEON Cinemas Group.

•                  Ian Shepherd, Group Chief Commercial Officer since June 2014, is the new Executive Vice President, AMC Europe and Chief Operating Officer of ODEON Cinemas Group.

“We congratulate Paul Donovan on his successful leadership of ODEON,” said Aron. “He is a talented executive who has made a difference to the business. We fully understand that his ambitions lie in developing his career as a Chief Executive of a standalone enterprise, and are pleased that Paul will act as an advisor to AMC during the period of transition.”

Paul Donovan said, “It has been a real privilege to lead the transformation of the business over the last three years, and to play a role in achieving the sale of the company for Terra Firma to AMC. The company’s new owner has clarity of purpose, an ambition and an energy which means that our millions of guests across Europe can expect even better cinema-going experiences in the future.”

Commenting on the elevation of Mark Way and Ian Shepherd, Adam Aron said, “Mark Way has been a key member of the ODEON executive team since 2014, as it transformed the strategy and fortunes of the company,” said Aron. “Mark’s extensive experience as CFO, as well as the 17 years he previously spent within Hilton Worldwide, gives him a unique opportunity to assess and steer many of ODEON’s strategic developments and to ensure that those with the best levels of return on investment are prioritized. Mark will work closely with Ian Shepherd as Chief Operating Officer and the entire ODEON team. We have every confidence that they will brilliantly lead the implementation of AMC’s proven growth strategies in Europe.”

AMC will operate ODEON as a wholly-owned subsidiary. Theatres in the UK and Ireland will continue to operate under the ODEON brand, theatres in Italy, Portugal, Germany and Austria will continue to operate under the UCI brand and theatres in Spain will continue to operate under the Cinesa brand.

For the year ended December 31, 2015, and nine months ended September 30, 2016, ODEON had revenues of $1,142.0 million and $779.3 million, respectively.

AMC also is currently in the process of acquiring US-based theatre exhibitor Carmike Cinemas, Inc. (NASDAQ: CKEC). Carmike shareholders have approved the transaction. Closing remains subject to customary conditions, including regulatory approval, and is expected to be completed by the end of 2016 or early 2017.

Additional Details

•                  AMC expects to maintain its quarterly dividend

•                  AMC will continue to be headquartered in Leawood, Kansas. Adam Aron will continue to serve as Chief Executive Officer and President, and Craig Ramsey will continue to serve as Executive Vice President and Chief Financial Officer.

•                  ODEON will continue to be headquartered in London, operating as a subsidiary of AMC.

About AMC Theatres

AMC (NYSE:AMC) is the largest movie exhibition company in the world and the guest experience leader with approximately 636 theatres and 7,623 screens worldwide, including the largest cinema operator in Europe, ODEON Cinemas Group. AMC has propelled innovation in the theatrical exhibition industry and continues today by delivering more comfort and convenience, enhanced food and beverages, greater engagement and loyalty, premium large format experiences, and targeted programming. AMC operates the most productive theatres in the United States’ top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas in the United States, including the top three markets (NY, LA, Chicago). AMC, through its ODEON subsidiary, operates in seven European countries and is the No. 1 theatre chain in the UK & Ireland, Italy and Spain. amctheatres.com

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email Alerts.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Similarly, statements made herein and elsewhere regarding the pending acquisition of Carmike Cinemas, Inc. (“Carmike Cinemas”) and the completed acquisition of

ODEON (collectively, the “acquisitions”) are also forward-looking statements, including statements regarding the anticipated closing date of the Carmike Cinemas acquisition, the source and structure of financing, management’s statements about effect of the acquisitions on AMC’s future business, operations and financial performance and AMC’s ability to successfully integrate the acquisitions into its operations. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the parties’ ability to satisfy closing conditions in the anticipated time frame or at all; obtaining regulatory approval for the Carmike Cinemas acquisition, including the risk that any approval may be on terms, or subject to conditions, that are not anticipated; the possibility that the Carmike Cinemas acquisition does not close, including in circumstances in which AMC would be obligated to pay a termination fee or other damages or expenses; related to financing the acquisitions, including AMC’s ability to finance the acquisitions on acceptable terms; responses of activist stockholders to the Carmike Cinemas acquisition; AMC’s ability to realize expected benefits and synergies from the acquisitions; AMC’s effective implementation, and customer acceptance, of its marketing strategies; disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the negative effects of this announcement or the consummation of the proposed Carmike Cinemas acquisition on the market price of AMC’s common stock; unexpected costs, charges or expenses relating to the acquisitions; unknown liabilities; litigation and/or regulatory actions related to the acquisitions; AMC’s significant indebtedness, including the indebtedness incurred to acquire ODEON and Carmike Cinemas; AMC’s ability to utilize net operating loss carry-forwards to reduce future tax liability; continued effectiveness of AMC’s strategic initiatives; the impact of governmental regulation, including anti-trust investigations concerning potentially anticompetitive conduct, including film clearances and participation in certain joint ventures; operating a business in markets AMC has limited experience with; the United Kingdom’s exit from the European Union and other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates, changes in tax laws, regulations, rates and policies; and risks, trends, uncertainties and other facts discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Annual Report on Form 10-K, filed with the SEC on March 8, 2016, and Forms 10-Q filed August 1, 2016 and November 9, 2016, and Form 8-K filed October 24, 2016, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.